Exhibit 3.20

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BROADVIEW NETWORKS OF MASSACHUSETTS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF JULY, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “COMMUNITY NETWORKS OF MASSACHUSETTS, INC.” TO “BROADVIEW NETWORKS OF MASSACHUSETTS, INC.”, FILED THE FIFTH DAY OF OCTOBER, A.D. 1999, AT 2:30 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTY-FIRST DAY OF AUGUST, A.D. 2007, AT 4:44 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “BROADVIEW NETWORKS OF MASSACHUSETTS, INC.”.

	Jeffrey W. Bullock, Secretary of State
2923802 8100H	AUTHENTICATION:	9786982
120945602	DATE:	08-17-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/21/1998
981284815 – 2923802	CERTIFICATE OF INCORPORATION

OF

COMMUNITY NETWORKS OF MASSACHUSETTS, INC.

under Section 101 of the General Corporation Law

ARTICLE ONE. The name of the Corporation is Community Networks of Massachusetts, Inc.

ARTICLE TWO. The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805-1297, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware Code”).

ARTICLE FOUR. The aggregate number of shares which the Corporation shall have the authority to issue is 100 all of which shall be common shares and all of which shall have a par value of $.01 per share

ARTICLE FIVE. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Code is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Code as so amended. No modification of the provisions of this ARTICLE FIVE shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons, and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by the Delaware Code.

ARTICLE SIX. The name and the mailing address of the incorporator is:

Benjamin Marks Duquette & Tipton, LLP 230 Park Avenue, 34th Floor New York, NY 10169

IN WITNESS WHEREOF, I, Benjamin Marks, the sole incorporator of the Corporation, have executed this Certificate of Incorporation and do verify and affirm, under penalties of perjury, that the facts stated in this Certificate of Incorporation are true as of this 20th day of July, 1998.

Benjamin Marks
Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

COMMUNITY NETWORKS OF MASSACHUSETTS, INC.

(PURSUANT TO SECTION 242)

The undersigned, Vern M. Kennedy, being the President of COMMUNITY NETWORKS OF MASSACHUSETTS, INC., a Delaware corporation (the “Corporation”), hereby certifies:

1. The name of the Corporation is Community Networks of Massachusetts, Inc. The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on July 21, 1998 (the “Certificate of Incorporation”).

2. The Certificate of Incorporation is hereby amended by deleting ARTICLE ONE in its entirety and replacing it with the following:

ARTICLE ONE. The name of the Corporation is Broadview Networks of Massachusetts, Inc. (the “Corporation”).

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of October 5, 1999.

COMMUNITY NETWORKS OF MASSACHUSETTS, INC.

By:	/s/ Vern M. Kennedy
	Name:	Vern M. Kennedy
	Title:	President

16835455.1 100599 1156E 99585390

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 10/05/1999 991421372 – 2923802

State of Delaware Secretary of State Division of Corporations Delivered 05:13 PM 08/31/2007 FILED 04:44 PM 08/31/2007 SRV 070979001 – 2923802 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of  Broadview Networks of Massachusetts, Inc.                            , a Delaware Corporation, on this 30                                          day of August, A.D. 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is                             Corporation Trust Center                             1209 Orange                         Street, in the City of                 Wilmington                , County of                 New Castle                 Zip Code            19801            .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is             THE CORPORATION TRUST COMPANY                                                                                      .

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 30 day of August, A.D., 2007        .

By:	//s/ Jennifer Shanders
Authorized Officer

Name:	Jennifer Shanders
Print or Type

Title:	Authorized Person

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